[LOGO]

                           Sistersville Bancorp, Inc.

                         726 WELLS STREET, P.O. BOX 187
                             SISTERSVILLE, WV 26175
                                  304-652-3671






FOR IMMEDIATE RELEASE                            FOR FURTHER INFORMATION CONTACT
---------------------                            -------------------------------
April 9, 2001                                    Stanley M. Kiser
                                                 President and CEO
                                                 (304) 652-3671


                      SISTERSVILLE BANCORP, INC. ANNOUNCES
                         COMPLETION OF STOCK REPURCHASE


         Sistersville, West Virginia - Sistersville Bancorp, Inc. (the "Company"), the parent holding company of First Federal Savings Bank, today announced it has completed the repurchase of 24,243 shares, or 5% of the Company's outstanding common stock, through open market purchases. The Company now has 460,623 shares outstanding.

         First Federal Savings Bank is a federally-chartered savings bank which conducts business in Sistersville, West Virginia. The Bank's deposits are insured to the maximum legal amount by the Federal Deposit Insurance Corporation
(FDIC). The Company's common stock is traded in the over-the-counter market with quotations available through the OTC "Electronic Bulletin Board" under the symbol "SVBC".